Pepper Hamilton LLP
-------- Attorneys at Law

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750


[DATE], 2010


Touchstone Growth Opportunities Fund       Touchstone Large Cap Core Equity Fund
Touchstone Strategic Trust                 Touchstone Strategic Trust
303 Broadway                               303 Broadway
Suite 1100                                 Suite 1100
Cincinnati, Ohio 45202                     Cincinnati, Ohio 45202

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences to (i) Touchstone Large Cap Core Equity Fund (the "Acquired Fund"), a separate series of the Touchstone Strategic Trust, a Massachusetts business trust ("TST"), (ii) the holders (the "Acquired Fund Shareholders") of voting shares of common stock of the Acquired Fund ("Acquired Fund Shares"), and (iii) Touchstone Growth Opportunities Fund (the "Acquiring Fund," and together with the Acquired Fund, the "Funds"), a separate series of TST, in connection with the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for voting shares of common stock of the Acquiring Fund ("Acquiring Fund Shares") and the assumption of certain of the liabilities of the Acquired Fund by the Acquiring Fund, followed by the distribution of such Acquiring Fund Shares received by the Acquired Fund in complete liquidation and termination of the Acquired Fund (these transactions together, the "Reorganization"), all pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated as of [DATE] executed by TST on behalf of the Acquired Fund and of the Acquiring Fund.

For the purpose of rendering this opinion, we have examined and are relying, with your permission (without any independent investigation or review thereof other than such investigation and review as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (the "Documents"):

1. The Agreement;

2. The registration statement of TST on Form N-14 to which this opinion is an exhibit, filed with the Securities and Exchange Commission with respect to the Shares to be issued in connection with the Reorganization (the "Registration Statement"), and the proxy statement/prospectus included in the Registration Statement (the "Proxy/Prospectus");

3. The representations made to us by the Funds in their letters to us dated the date hereof; and

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Pepper Hamilton LLP
-------- Attorneys at Law

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[DATE]

4. Such other instruments and documents as we have deemed necessary or appropriate for purposes of rendering this opinion.

For purposes of this opinion, we have assumed, with your permission and without independent investigation (other than such investigation as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), (i) that the Reorganization will be consummated in the manner contemplated by the Proxy/Prospectus and in accordance with the provisions of the Agreement without the waiver of any conditions to any party's obligation to effect the Reorganization, (ii) that original documents (including signatures) are authentic, (iii) that documents submitted to us as copies conform to the original documents, (iv) that there has been (or will be by the date of the Reorganization) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of those documents, (v) the accuracy of statements and representations contained in the Documents, (vi) that covenants and warranties set forth in the Documents will be complied with and
(vii) that the Reorganization will be effective under applicable law.

Furthermore, we have assumed, with your permission and without independent investigation (other than such investigation as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), that, as to all matters in which a person or entity making a representation has represented that such person or entity or a related party is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement to take action, there is in fact no plan, intention, understanding or agreement and such action will not be taken, and we have further assumed that any statement made "to the knowledge of" or otherwise similarly qualified is correct without such qualification.

Subject to the foregoing and any other assumptions, limitations and qualifications specified herein, it is our opinion that for U.S. federal income tax purposes:

1. The transfer of all of the Acquired Fund assets in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund followed by the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders in dissolution and liquidation of the Acquired Fund will constitute a "reorganization" within the meaning of
Section 368(a) the Internal Revenue Code of 1986, as amended (the "Code"), and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund.

3. No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to Acquired Fund Shareholders in exchange for their shares of the Acquired Fund.

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Pepper Hamilton LLP
-------- Attorneys at Law

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[DATE]

4. No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their Acquired Fund shares for the Acquiring Fund Shares in liquidation of the Acquired Fund.

5. The aggregate tax basis for the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such Shareholder immediately prior to the Closing, and the holding period of the Acquiring Fund Shares received by each Acquired Fund Shareholder will include the period during which the Acquired Fund shares exchanged therefore were held by such Shareholder (provided the Acquired Fund shares were held as capital assets on the date of the Closing).

6. The tax basis of the Acquired Fund assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Closing, and the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

We express no opinion as to (1) the effect of the Reorganization on (A) the Acquired Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting and (B) any Acquired Fund Shareholder or Acquiring Fund Shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting, or (C) the Acquired Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

This opinion is based upon the Code, regulations promulgated thereunder, administrative pronouncements and judicial authority, all as in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the Internal Revenue Service would agree with the opinion expressed herein or, if contested, the opinion would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion. We undertake no responsibility to advise you of any new developments in the application or interpretation of relevant federal tax laws. If any of the facts or assumptions pertinent to the U.S. federal income tax treatment of the Reorganization specified herein or any of the statements, covenants, representations or warranties contained in the Documents are, or later become, inaccurate, such inaccuracy may adversely affect the conclusions expressed in this opinion. In addition, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization or any other transactions.

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Pepper Hamilton LLP
-------- Attorneys at Law

Page 4
[DATE]

This opinion is being provided solely for the benefit of the Funds. No other person or party shall be entitled to rely on this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the section captioned "Information About the Reorganization - Federal Income Tax Consequences" therein. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


Pepper Hamilton LLP